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                                   EXHIBIT A

                             JOINT FILING AGREEMENT

          Jane Marvel Garnett and David G. Booth each hereby agree that the
Schedule 13G filed herewith and any amendments thereto relating to the acquisition of shares of Common Stock of Southern Financial Bancorp., Inc. is filed jointly on behalf of each such person.


Dated: February 1, 1998


                                             /s/ Jane Marvel Garnett
                                             -----------------------------
                                              Jane Marvel Garnett


                                             /s/ David G. Booth
                                             -----------------------------
                                              David G. Booth